UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 29, 2024
Date of Report (date of earliest event reported)

OpGen, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37367	06-1614015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

23219 Stringtown Road, Suite 300, Clarksburg, MD, 20871
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On July 31, 2024, David Lazar, the Company’s Chief Executive Officer and Chairman of the Board of Directors (the “Board”), consummated a transaction pursuant to which he sold 550,000 shares of Series E Convertible Preferred Stock (the “Series E Stock”) of OpGen, Inc. (the “Company”) together with his rights to purchase an additional 2,450,000 shares of Series E Stock under that certain Securities Purchase Agreement, dated March 25, 2024, entered into between Mr. Lazar and the Company, to AEI Capital Ltd. (the “Transaction”). In connection with the consummation of Transaction, and as further described in Item 5.02 of this Form 8-K, Mr. Lazar agreed to resign from his positions with the Company and to accept shares of common stock, par value $0.01, of the Company (the “Common Stock”) in lieu of amounts owed by the Company to Mr. Lazar upon his resignation pursuant to his Employment Agreement, dated April 11, 2024, with the Company, and his Director Agreement, dated March 25, 2024 (the “CEO Agreements”). As a result of Mr. Lazar’s resignation in connection with the closing of the Transaction, on August 2, 2024, the Company issued to Mr. Lazar 440,028 shares of Common Stock, at a price of $3.03 per share of Common Stock, in lieu and settlement of the $1,333,284.84 owed by the Company to Mr. Lazar pursuant to the CEO Agreements. The issuance of such shares of Common Stock were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 3.02 of this Current Report on Form 8-K (the “Form 8-K”) is incorporated into this Item 5.01 by reference.

At the closing of the Transaction, Mr. Lazar transferred 550,000 shares of Series E Stock and his right to purchase an additional 2,450,000 shares of Series E Stock to AEI Capital Ltd. (the “Purchaser”) for $2,550,000, of which $500,000 will be retained by the Purchaser and paid to Mr. Lazar following the completion of Mr. Lazar’s continued employment with the Company for a period of sixty days. As a result of such transfer, along with an additional funding by the Purchaser of $200,000 in exchange for 200,000 shares of Series E Stock on August 1, 2024, as of August 2, 2024, AEI Capital Ltd. holds approximately 49% of the outstanding voting securities of the Company on an as-converted to Common Stock basis and, upon acquisition of the remaining 2,250,000 shares of Series E Stock, would hold approximately 80% of the outstanding voting securities of the Company on an as-converted to Common Stock basis. In connection with the consummation of the Transaction, Mr. Lazar resigned as Chief Executive Officer, Chairman and Director of the Company effective on August 2, 2024, and agreed to appoint a designee of the Purchaser as Chief Executive Officer, Chairman and Director of the Company. Mr. Lazar also agreed to continue his services to the Company in the role of President for a period of at least sixty days following the consummation of the Transaction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Items 3.02 and 5.01 of this Form 8-K is incorporated into this Item 5.02 by reference.

In connection with the Transaction, on July 29, 2024, each of Avraham Ben-Tzvi, Matthew C. McMurdo and David Natan delivered notice of their resignation as a member of the Board and all committees thereof effective and contingent the successful consummation of the Transaction, the receipt by such directors of all amounts owed by the Company to such directors pursuant to the Director Agreement, dated March 25, 2024, entered into by each such director with the Company and the satisfaction of certain other conditions. Such resignations from the Board became effective on August 2, 2024 and were not a result of a disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices or any other matter.

As described in Item 3.02 and 5.01 of this Form 8-K, in connection with the consummation of the Transaction, Mr. Lazar resigned from his positions as Chief Executive Officer, Chairman and Director of the Company effective August 2, 2024.

Also in connection with the consummation of the Transaction, on August 2, 2024, the Board appointed John Tan, the designee of the Purchaser as Chief Executive Officer, Chairman and Director of the Company. The initial term as director for Mr. Tan will expire at the Company’s 2024 annual meeting of stockholders. At the time of election, Mr. Tan was not appointed to any committees of the Board.

Mr. Tan, 34, based in Kuala Lumpur, Malaysia, brings extensive expertise as a corporate strategist and private equity investor with significant legal experience in local and cross-border corporate mergers and acquisitions, corporate joint ventures and strategic alliances, foreign investment, private equity and venture capital deals, private fund establishment and structuring for private equity fund and venture capital funds, project financing, structuring of investment deals for high net-worth family offices, strategic structuring of business deals, and property transactions for both corporate and individual clients.

Since January 2015, Mr. Tan has served as Chairman and CEO of AEI Capital Group headquartered in Kuala Lumpur, Malaysia with satellite offices in Singapore and Hong Kong, where he leads the Asia-Pacific-focused private equity investment group with AUM exceeding USD $500 million with the support of a seasoned team backed by diverse experience in more than 100 M&A transactions, exceeding 50 private equity deals and above 20 IPO exercises in major financial centers such as New York, Hong Kong, Singapore, Sydney and Kuala Lumpur. AEI Capital Group specializes in late-stage, pre-IPO investments, merger and acquisition/joint venture transactions, private equity/venture capital deals, private investment in public equity (PIPE), hedge fund portfolio, private fund structuring, and buy-out of high growth small and medium-sized enterprises and tech ventures, with preferred exit via IPO on global stock exchanges such as HKEX, ASX and NASDAQ. AEI Capital Group received the award of Best Private Equity Firm (East Asia) in Fund Awards 2021 granted by Wealth & Finance International (WFI).

Since January 2020, Mr. Tan has served as co-President, Investment Banking Services Group at European Credit Investment Bank Ltd. where he leads its offshore investment banking services group to serve small-mid cap listed companies across Asia Pacific whose capital market needs are still mostly underserved by onshore investment banks and global institutional investors. Mr. Tan has served on the board of directors of various high growth companies across Asia Pacific and acted as the board advisor to various public listed companies across Asia Pacific.

Earlier in his career, Mr. Tan specialized in mergers and acquisitions, capital markets and private equity as a common law-qualified cross-border corporate lawyer at Rajah and Tann Singapore LLP, the largest law firm in the ASEAN region, headquartered in Singapore, with affiliate offices in Cambodia, China, Indonesia, Laos, Malaysia, Myanmar, Philippines, Thailand and Vietnam, and founded in 1976. Mr. Tan also served as the regional counsel for a Fortune 100 Company in charge of the ASEAN and South Asia regions. Mr. Tan has received the honor of Global Innovator Award 2018 in Finance and Investment Category by Global SME Alliance, United Nations due to his significant contribution on ASEAN-plus-China One-Belt-One-Road private equity investment thesis. Mr. Tan spoke as a Panel Speaker in the Global SME Summit alongside with global leaders such as France’s ex-Prime Minister Mr. Jean-Pierre Raffarin and China’s ex-Vice Premier Mdm. Wu Gui Xian. Mr. Tan completed his Master of Business Administration (MBA) Essentials Programme at the London School of Economics and Political Science (LSE), with an Executive Program completed at the University of Oxford on Blockchain Strategy. He also completed his Postgrad Executive Programme in Alternative Investments at Harvard University.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated April 11, 2024, by the Company and David Lazar (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on April 16, 2024).
10.2	Form of Director Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed on March 29, 2024).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 2, 2024	OpGen, Inc.

	By:	/s/ John Tan Honjian
		Name:	John Tan Honjian
		Title:	Chairman and Chief Executive Officer

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